Exhibit 24

POWER OF ATTORNEY

May 28, 2014

Know all by these presents, that the undersigned hereby constitutes and appoints each of William J. Janetschek, David J. Sorkin, Michael R. McFerran, Nicole J. Macarchuk, and Christopher B. Lee, signing singly, as the undersigned’s true and lawful attorney-in-fact to:

(1)                  execute for and on behalf of the undersigned, as a result of the undersigned’s ownership of or transactions in securities of KKR Financial Holdings LLC (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, Form 144 in accordance with Rule 144 under the Securities Act of 1933, as amended and any applications or forms required to obtain EDGAR access codes, including without limitation the Form ID;

(2)                  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, such Form 144, or such applications or forms required to obtain EDGAR access codes, complete and execute any amendment or amendments thereto, and file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)                  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company or its manager assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, or the rules thereunder, or Rule 144 of the Securities Act of 1933, as amended, or the other rules thereunder.

This Power of Attorney shall remain in full force and effect with respect to the undersigned until such person ceases to be subject to those requirements, unless earlier revoked by such person in a signed writing delivered to the foregoing attorneys-in-fact.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date first set forth above.

/s/ John McGlinchey